Exhibit 5.3

HUNTON & WILLIAMS LLP BANK OF AMERICA PLAZA SUITE 4100 600 PEACHTREE STREET, N.E. ATLANTA, GEORGIA 30308-2216

TEL	404 • 888 • 4000
FAX	404 • 888 • 4190

February 7, 2013

Ruby Tuesday, Inc.

150 West Church Avenue

Maryville, Tennessee 37801

Re:	Registration Statement on Form S-4 Relating to

$238,500,000 Aggregate Principal Amount

of 7 5/8% Senior Notes

Ladies and Gentlemen:

We have acted as special Texas counsel to each of the entities listed on Schedule A attached hereto, each a Texas corporation, limited liability company or limited partnership, as applicable (collectively, the “Texas Guarantors”), in connection with the that certain registration statement on Form S-4 (the “Registration Statement”) filed by Ruby Tuesday, Inc., a Georgia corporation (the “Company”), and certain subsidiaries of the Company, including the Texas Guarantors, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of the Company’s 7 5/8% Senior Notes due 2020 (the “Exchange Notes”) and the guarantees as to the payment of principal and interest on the Exchange Notes (the “Exchange Note Guarantees”) by each of the entities listed in the Registration Statement as Guarantors (the “Guarantors”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange in the exchange offer (the “Exchange Offer”) up to $238,500,000 aggregate principal amount of Exchange Notes for a like principal amount of its outstanding 7 5/8% Senior Notes due 2020 (the “Old Notes”), which have not been registered under the Act, and to exchange the Exchange Note Guarantees for the existing guarantees as to the payment of principal and interest on the Old Notes by the Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Act as set forth in the Registration Statement and will be issued pursuant to the provisions of an Indenture, dated as of May 14, 2012 (as amended and supplemented, the “Indenture”), among the Company, as issuer, the Guarantors (including the Texas Guarantors) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

ATLANTA    AUSTIN    BANGKOK    BEIJING    BRUSSELS     CHARLOTTE    DALLAS    HOUSTON    LONDON    LOS ANGELES

McLEAN    MIAMI    NEW YORK    NORFOLK    RALEIGH    RICHMOND    SAN FRANCISCO    TOKYO    WASHINGTON

Ruby Tuesday, Inc.

February 7, 2013

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.	The Indenture, including the form of the Exchange Note Guarantees (collectively, the “Note Indenture”);

2.	A specimen form of the Exchange Notes;

3.	The certificate of formation of each of Texas Guarantors, as presently in effect;

4.	The Bylaws, Company Agreement or Agreement of Limited Partnership, as applicable, of the applicable Texas Guarantor, as presently in effect; and

5.	Certain resolutions adopted by the board of directors, shareholders, members or partners, as applicable, of the applicable Texas Guarantor relating to the Exchange Offer, the Registration Statement and related matters.

The documents referenced in items (1) and (2) above, inclusive, are hereinafter collectively referred to as the “Opinion Documents.” We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Texas Guarantors, certificates of public officials, certificates of officers or representative of the Texas Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

For purposes of the opinions expressed below, we have relied, without investigation or independent verification, on each of the following assumptions: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures, (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of the Opinion Documents, respectively, by the Texas Guarantors, as the case may be), (vi) no party nor any other person has acted in a manner, and no other event has occurred, since the date of execution, adoption, effectiveness or delivery of the Opinion Documents or any other document reviewed by us having a date prior to the date hereof, as the case may be, that would effect an amendment, modify the interpretation thereof or cause any statement made therein not to be true and complete, and (vii) as to factual matters, the truthfulness of the representations and statements included in the Opinion Documents and in the certificates of public officials and officers and representatives of the Texas Guarantors.

Ruby Tuesday, Inc.

February 7, 2013

Based upon and subject to the foregoing and the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1. RTT Texas, Inc. is a Texas corporation that is validly existing and in good standing under the laws of the State of Texas.

2. RTTT, LLC is a Texas limited liability company that is validly existing and in good standing under the laws of the State of Texas.

3. RTTA, LP is a Texas limited partnership that is validly existing and in good standing under the laws of the State of Texas.

4. Each Texas Guarantor has the entity power and authority to enter into and perform its obligations under the Note Indenture.

5. The execution, delivery and performance of the Note Indenture has been duly authorized by all necessary entity action on the part of each Texas Guarantor.

6. The Note Indenture has been duly executed and delivered by each Texas Guarantor.

7. The execution and delivery of the Note Indenture by each of the Texas Guarantors, as applicable, does not, and the performance of the Note Indenture by each of the Texas Guarantors, as applicable, will not (i) violate the certificate of formation, or Bylaws, Company Agreement or Agreement of Limited Partnership, of the respective Texas Guarantors, or (ii) violate any applicable Texas statute, regulation or law.

We express no opinion as to matters governed by the laws of any jurisdiction other than the laws of the State of Texas.

Ruby Tuesday, Inc.

February 7, 2013

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you for your benefit in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Davis Polk & Wardwell LLP may rely upon this opinion letter in connection with the opinion letter to be filed by such firm with respect to the Registration Statement.

We hereby consent to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ Hunton & Williams LLP

SCHEDULE A

TEXAS GUARANTORS

Name
RTT Texas, Inc.
RTTT, LLC
RTTA, LP